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                               EXHIBIT 23.3


                           CONSENT OF COUNSEL


     We hereby consent to the reference to us in the Prospectus constituting part of this Registration Statement on Form S-1, under the captions "Legal Matters." In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



          /s/ Richards, Layton & Finger
          Richards, Layton & Finger


Wilmington, Delaware
March 31, 1997